SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

ENGAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26671	04-3281378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 684-3884

Item 2.    Acquisition or Disposition of Assets.

On August 4, 2003, Engage Inc., a Delaware corporation (“Engage”), announced the completion of the sale of substantially all of its assets and operations to JDA Software Group, Inc. (“JDA”) pursuant to an asset purchase agreement dated as of July 25, 2003 (the “Agreement”) between Engage and JDA, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference. Engage received $3 million in cash plus the assumption of liabilities in the range of $650,000 to $850,000.

Engage anticipates that the proceeds of the foregoing sale will be used to pay the claims of certain creditors in accordance with the provisions of the U.S. Bankruptcy Code. Engage does not believe that it is likely that there will be any recovery for the Company’s stockholders.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement between Engage, Inc. and JDA Software Group, Inc. dated as of July 25, 2003.

99.1	Press release dated August 5, 2003 of Engage, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGE, INC. (Registrant)

Date: August 12, 2003	By:	/s/ LISA MCALISTER
Lisa McAlister Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement between Engage, Inc. and JDA Software Group, Inc. dated as of July 25, 2003.

99.1	Press release dated August 5, 2003 of Engage, Inc.